Consent of Independent Registered Public Accounting Firm
To the Board of Directors of
Nationwide Life Insurance Company and Contract Owners of Nationwide VLI Separate Account-4:
We consent to the use of our report dated March 22, 2019, with respect to the financial statements of the sub-accounts that comprise the Nationwide VLI Separate Account-4 and the related notes (collectively, the financial statements), incorporated by reference herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, incorporated by reference herein on Form N-4 (File No. 333-43671).
/s/ KPMG LLP
Columbus, Ohio
February 7, 2020

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our report on the consolidated financial statements of Nationwide Life Insurance Company and subsidiaries ("the Company"), dated February 27, 2019, incorporated by reference herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, incorporated by reference herein on Form N-4 (File No. 333-43671).
/s/ KPMG LLP
Columbus, Ohio
February 7, 2020